Exhibit 10.1

Sales Agency Agreement of Shaanxi Jiali Pharmaceuticals Co., Ltd

Party A: Shaanxi Jiali Pharmaceuticals Co., Ltd (Hereinafter referred to as Party A)
Party B:______________________________(Hereinafter referred to as Party B)

In order to expand product sales market and achieve win-win cooperation, according to Contract Law of The People's Republic of China and relevant laws and regulations, in line with the principles of equality and mutual benefit, on matters relating to sales agents, with mutual consent, agree as follows:

Article 1: Agency products and prices
Generic Name	Specifications	Suggested Retail Price	Supply Price

Article 2: Agency Qualifications
If Party B obtains the sales right of Party A, according to the requires of GSP, Party B shall provide the appropriate legal qualification materials, photocopy of identity cards of the person who is responsible for the development of products of Party A, letter of authorization of Party B and other related materials to Party A for the record. Party A is responsible for providing a copy of the product required certificates, quality standards, production approval, price approval, the original materials of instruction, sample boxes and the original letter of authorization and the product promotional information, etc to Party B.

Article 3: Agency Areas
Party B is responsible for sales of the following areas (OTC) markets when Party A agrees to grant. Party B shall make full use of its own power and network to promote the sales of the product. Party B must enter into separate agreements with the Party A for the expansion of sales areas.
Agency range of Party B:

Article 4: Payment Way and Related Policies
(1)Way of Payment: payable for maximum120 days allowed

(2)Deposit: Party B achieves the regional distribution rights after signing a contract and paying the deposit of _______yuan and should be delivered to the bank account of Party A with the first-time payment of the products.(Deposit is to ensure effective control of the agents in the region during the agency period for the price system, to avoid selling beyond agreed areas or cross region sales, and to ensure the agent will not undermine the image of the products enterprise and business interests of Party A, and meanwhile it is a valid certificate of market protection for

Party B.) If the contract expires or terminated for other reasons and Party B has no above-mentioned behaviors, Party A should refund the deposit which Party B paid.

Article 5: Term
Under the agreement of the two parties, the term of agency that Party A grants Party B in the areas mentioned above from＿_____＿to_____＿＿. If the agreement executed successfully, Party B will enjoy a renewed priority to expand the right.

Article 6: Assignments of the Sales Volume
Annual Volume	First-time Delivery Volume	Average Month Volume

Article 7: Sales Rebate
Complete     yuan per year, rebate     percents
Complete     yuan per year, rebate     percents
Complete     yuan per year, rebate     percents

Article 8: The responsibilities of the parties
The responsibilities of Party A
Term 1 Party A provides qualified products to ensure product quality in line with the national requirements. If the products have quality problems, identifying the reasons and clearing the responsibility, Party A should be responsible for them if caused by Party A, otherwise not.
Term 2 Party A provides Party B with the product promotional information and related products information for Party B to expand the market.
Term 3 Party A strictly protects the market for Party B and to avoid cross region sales.
Term 4 Party A has the right to participate the regional bid competition, will provide its agents with all the information required for product bidding within the region and has the right to consult and supervise the products which Party B sales.
Term 5 Party A should not repeat the investment or sell its products in the region where Party B in agency to guarantee the interests of the agent during the period. Party B has the responsibility to assist Party A to protect its market. If the phenomenon of cross region sales happens and affects the market of Party B, Party A could entrust Party B in accordance with local real retail price (no more than the maximum retail price) to return all the products and deliver back to Party A, and all the expenses due to Party A.  Party A should pay Party B twice of the price multiply the sales volume(Party B is required to provide proof of valid bill-notes, the lot number and the internal control code) of the agent as compensation.
The responsibilities of Party B
Term 1 Party B shall own sound equipped hospitals or OTC sales network and promotional team members, and do a good job in expanding the market, complete the sales tasks or more successfully.
Term2 Party B should fully abide to the relevant policies, laws and regulations of national drug sales.

Term 3 Party B shall not perform cross-regional sales. If Party B does, Party A has the right to punish Party B at twice the retail price multiply the sales volume(providing with the effective notes) and deduct the fines from the deposit, and if the deposit is has been used, fines will be deducted from the product-payments. Without the consent of Party A, Party B shall not assign or transfer the agency right to a third party otherwise Party A will punish Party B in accordance with the volume of sales multiply twice the retail price as a compensation. If Party B has the above behavior, Party A has the right to cancel the agency right granting to Party B in the region and terminate this contract.
Term 4 Party B shall provide Party A the flow of goods for free. Party A has the right to inspect the region and implement the supervision. Party B shall promptly provide Party A the development and sales in hospitals or pharmacies, and positively feedback market information
Term 5 Party B shall timely feedback the local bidding information, comply with the Party A’s unified bidding price policy, and ensure that drugs are not going beyond the region's participation in bidding.
Term 6 In order to guarantee long-term viability of Party A’s products, Party B shall not supply goods to the person or unit with uncertain terminal destination.
Term7 After obtaining the regional distribution rights, Party B shall not sell the same products for other parties. Party B shall not disclose business information of Party A to any third party in any form. In the course of business, Party B shall not undermine the image and corporate interests of the Party A's products and corporation, otherwise Party A has the right to require compensation from Party B, cancel Party B’s agency right and shall not refund the deposit.

Article 9: Provisions and Returns
Term 1 Party B notes Party A to supply goods with a written notice or a fixed delivery contract notice.
Term 2 Upon receipt of the shipping notices (or contract) and confirmation of the payment reached the Party A’s bank account, within 3 days Party A will deliver the goods to the appointed location by rail or highway express and pays the fees. After goods delivered to the appointed location, Party B pays the delivery and related fees. Special requirements like the goods should be delivered by air or other means, the fees due to Party B.
Term 3 The breakage, loss and deterioration of the products caused by improper transportation, etc and issued by carriage department, Party B should notify Party A within three days after the goods arrived and return the broken and deteriorate products to Party A. Party A has the responsibility to change the issued goods.
Term 4 Returning and changing the goods for non-quality reasons, Party B has to pay the to-and-fro charges and thirty percents of the procedures fees.

Article 10: Invoice
According to the demand of Party B, Party A invoices to Party B or the units appointed by Party B(general or value-added tax receipt), but Party B has to provide the legal specifications of its own or the appointed units( "Drug

Business Enterprise License "," Business License "," Enterprise Code "," Tax Registration Certificate "," The General Taxpayer Qualification Certificate "and a copy of GSP certificate and stamped with a red official seal, if it is a medical units, it should provide a copy of " Health Care Practice License” and stamped with a red seal of the unit).

Article 11: Dispute resolution approaches
Term 1 Changes of the national policies and acts of irresistible matters to the failure to act the contract, both parties shall not bear responsibilities for breaking down the contract.
Term 2 If disputes in the course of carrying out this agreement existing, the two parties should negotiate friendly. And if the two parties cannot make a deal, the case should be submitted to the people's court in Party A’s location for adjudication.

Article 12: Termination of the contract
If Party B has one of the following circumstances, Party A has the right to terminate the contract:
Term 1 Three months after the contract is signed there is no substantial business progress;
Term 2 Party B cannot complete forty percents of the annual appointed volume in half a year continuously.
Term 3 Party B does not pick up the goods as agreed or the business at a standstill state (if caused by Party A’s shortage of supplies and other reasons, the two parties should negotiate to adjust the sales volume of that month).
Term 4 There is behavior of cross region sales and could not fulfill the obligation of compensation.

If Party A has one of the following circumstances, Party B has the right to terminate the contract and has to notify Party A one month ahead of time:
Term 1 Party A does not fulfill the obligation of the contract at the aspects of goods provisions and the payment;
Term 2 Not timely notify Party B the promotion policies.

Article 13: Miscellaneous
This agreement become effective on the date the parties sign the contract and Party B pays the deposit. If both parties fulfill their respective responsibilities and obligations until the contract due, Party B has a priority to sign the contract with Party A to renew the contract.

In case of any other matters, both parties should negotiate friendly

The agreement is in duplicate, the each party has one with the same legal effect.

Party A: Shaanxi Jiali Pharmaceuticals Co., Ltd Representative of Party A: Address: No.29 Nanxin Street, Xi’an, Shaanxi Tel: 029-87271818 Fax: 029-87263078 Post Number: 710004 Date:	Party B: Representative of Party B: Address: Tel: Identity Card Number: Post Number: Date: